                                   BURLINGTON RESOURCES INC.
                                    EARNINGS (LOSS) PER SHARE
                                          EXHIBIT 11.1
                                           (UNAUDITED)

                                                                    THRID QUARTER
                                                               1995                1994
                                                          Loss   Shares    Earnings  Shares


                                                             (In Thousands, Except per
                                                                   Share Amounts)

Primary earnings (loss) per common share
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (299,601) 126,545  $ 20,695    127,939
  Stock options assumed exercised - net..............       -         500      -           714
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and primary
    common shares.....................................$ (299,601) 127,045  $ 20,695    128,653
                                                         ======== ========  ========   =======

  Primary earnings (loss) per common share............$    (2.36)          $    .16
                                                        =========             =====

Fully diluted earnings (loss) per common share
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (299,601) 126,545  $ 20,695    127,939
  Stock options assumed exercised - net...............      -         535      -           714
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and fully diluted
    common shares.....................................$ (299,601)  127,080  $ 20,695    128,653
                                                         =======   =======  ========    =======

  Fully diluted earnings (loss) per common share......$   (2.36)           $    .16
                                                         =======             =======


                                                                      NINE MONTHS
                                                               1995                1994
                                                         Loss     Shares    Earnings  Shares

                                                             (In Thousands, Except per
                                                                   Share Amounts)

Primary earnings (loss) per common share
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (302,249) 126,552  $ 101,427    128,930
  Stock options assumed exercised - net...............      -         497      -            678
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and primary
    common shares.....................................$ (302,249) 127,049    101,427  $ 129,608
                                                       =========  =======    =======    =======

  Primary earnings (loss) per common share............$  (2.38)            $    .78
                                                        ========           ========

Fully diluted earnings (loss) per common share
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (302,249) 126,552  $ 101,427    128,930
  Stock options assumed exercised - net...............      -         600       -           678
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and fully diluted
    common shares.....................................$ (302,249) 127,152  $ 101,427   129,608
                                                        ========  =========  =======   ========

  Fully diluted earnings (loss) per common share......$  (2.38)            $    .78
                                                       ========             =========










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